Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 32 to the Registration Statement on Form N-1A of Fidelity Revere Street Trust: Fidelity Cash Central Fund of our report dated July 11, 2012 on the financial statements and financial highlights included in the May 31, 2012 Annual Reports to Shareholders of the above referenced fund, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the heading "Independent Registered Public Accounting Firm" in the Part B of this Amendment.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Boston, Massachusetts
December 31, 2012